To:       All Employees

From:     Robert H. Leshner

Date:     October 1, 1999

Re:       Fort Washington Investment Advisors, Inc. Acquisition
================================================================================

Attached is a series of Questions and Answers designed to assist you in responding to inquiries of shareholders, brokers and other interested persons in connection with the Shareholders' Meeting to be held on Wednesday, October 27, 1999. FOR ANYONE COMMUNICATING WITH SHAREHOLDERS, PLEASE DON'T FAIL TO MENTION THAT REGARDLESS OF THE NUMBER OF SHARES OWNED, IT IS IMPORTANT THAT THEY ARE REPRESENTED AND VOTED.

PROXY MATERIALS ARE BEING MAILED TO SHAREHOLDERS TODAY.
-------------------------------------------------------
Proxy statements and additional proxy cards are available by contacting Chris McGraw on 20, Kathy Leugers on 21 and Sharon Karp on 24. There are four separate proxy statements (booklets):

     o    Countrywide Tax-Free Trust
     o    Countrywide Investment Trust
     o    Countrywide Strategic Trust - Equity Fund/Utility Fund (22 pages)
     o Countrywide Strategic Trust - Growth/Value Fund/Aggressive Growth Fund (44 pages)

Countrywide Strategic Trust has been separated into two different proxy statements because shareholders of the Growth/Value Fund and Aggressive Growth Fund also have to vote on a sub-advisory agreement which is included in the statement.

SHAREHOLDERS ARE BEING ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:
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1.   Approval of new management agreements with CII to become effective upon the closing of the proposed acquisition of CFS by FWIA.

2. For the Countrywide Strategic Trust/Growth/Value and Aggressive Growth Funds, approval of new subadvisory agreements with Mastrapasqua & Associates, Inc., to become effective upon the closing of the proposed acquisition of CFS by FWIA.

3. Election of nine trustees to serve until their successors are duly elected and qualified.

4. Ratification of the selection of Arthur Andersen LLP as the Funds' independent public accountants.

Please let me know if you have any further suggestions, revisions or additions to this list of questions.

                           COUNTRYWIDE TAX-FREE TRUST
                           COUNTRYWIDE STRATEGIC TRUST
                          COUNTRYWIDE INVESTMENT TRUST
                              SHAREHOLDERS' MEETING
                                OCTOBER 27, 1999
                                   10:00 A.M.

WHY ARE YOU HAVING A SHAREHOLDERS' MEETING?

Federal securities laws provide that Countrywide's investment advisory agreements with the Funds will terminate in the event there is a change in control of Countrywide Investments. The acquisition by Fort Washington Investment Advisors of Countrywide Financial Services, Inc. represents a technical change in control of the Adviser. Therefore shareholders of each Fund must approve a new investment advisory agreement with the Adviser to be effective after the change of control.

EXPLAIN THE ISSUES TO BE VOTED ON.

Basically there are three matters to be voted on by shareholders. FIRST, new investment advisory agreements with Countrywide Investments are required to be approved because of the acquisition by Fort Washington Investment Advisors. The new agreements will be under substantially identical terms and conditions; THERE WILL BE NO INCREASE IN THE FEES PAID TO COUNTRYWIDE INVESTMENTS. (Shareholders of the Growth/Value Fund and Aggressive Growth Fund also are voting on a new Subadvisory Agreement with Mastrapasqua & Associates. There are no changes being proposed to the Subadvisory Agreement.) SECOND, shareholders are being asked to approve a new slate of Trustees for the Funds to serve upon completion of the acquisition. Three members of the current Board will have been nominated to remain on the Board: Robert Leshner, Oscar Robertson and Jerry Lerner. There are six new Trustee nominees who were recommended by Fort Washington Investment Advisors and approved by the current Board of Trustees. THIRD, shareholders are voting to approve Arthur Andersen as the Trusts' independent public accountants.

WHY SHOULD I VOTE IN FAVOR?

We view the acquisition as very positive for a number of reasons. Located in Cincinnati, Fort Washington Investment Advisors and its affiliates are well acquainted with the business community in which we operate. Fort Washington
Investment Advisors and its affiliates will provide us with access to their extensive resources. It is anticipated that there will be no material change in the investment strategies employed or investment professionals assigned to the Funds.

WHAT DIFFERENCES WILL I SEE AT COUNTRYWIDE?

Initially, you should see no visible change. Within a short period of time, we think you will see significant increases in the variety of products and the level of services we provide to shareholders. Another ancillary benefit is that we expect the acquisition should result in an increase in assets of the Funds, thereby potentially reducing advisory fees and other expenses.

WHO IS ENTITLED TO VOTE?

If you were a shareholder at the close of business on the record date (September 16, 1999), you are entitled to vote.

WHO IS FORT WASHINGTON INVESTMENT ADVISORS, INC. ("FWIA")?

FWIA is part of The Western-Southern Enterprise, a dynamic group of financial services companies owned by The Western and Southern Life Insurance Company. The Western-Southern Enterprise provides life insurance, annuities, mutual funds, business planning insurance, health insurance, asset management and other related financial services for millions of customers nationwide. Founded in 1888, The Western and Southern Life Insurance Company is a strong organization with solid values, a rich heritage and an exciting future. The Company holds the highest rating for claims paying ability awarded by three top independent insurance ratings agencies.

As a full-service registered investment advisory firm, FWIA offers professional and comprehensive investment management services for foundations and endowments, corporate pension funds, insurance companies, mutual funds, colleges and universities, religious organizations and high net worth individuals. FWIA and its advisory subsidiaries have assets under management exceeding $16 billion.

WHO CURRENTLY OWNS COUNTRYWIDE INVESTMENTS?

Countrywide Credit Industries, Inc. ("CCI") owns all of the stock of Countrywide Financial Services, Inc. Countrywide Financial Services, Inc. has three subsidiaries: Countrywide Investments, Inc., Countrywide Fund Services, Inc. and CW Fund Distributors, Inc. CCI is a New York Stock Exchange listed company (NYSE: CCR) principally engaged in residential mortgage lending and servicing and based in California.

WHY IS FORT WASHINGTON INVESTMENT ADVISORS INTERESTED IN ACQUIRING COUNTRYWIDE FINANCIAL SERVICES, INC?

Countrywide Financial Services, Inc. and its subsidiaries are an extraordinarily good fit with the core competencies and strategic goals of The Western-Southern Enterprise. The Western-Southern Enterprise will gain institutional and retail assets of over $1.3 billion. They believe our family of 16 mutual funds with more than 24,000 shareholders is an excellent strategic alignment.

WHAT HAPPENS IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT ADVISORY AGREEMENTS?

Either the acquisition will not occur, and we will continue as investment advisor under the present advisory agreements or if the acquisition does occur, the present advisory agreements will terminate and the Board of Trustees will take the action it believes to be in the best interests of the shareholders of any fund that did not approve a new advisory agreement.

WHEN WILL THE ACQUISITION OCCUR?

The acquisition will occur as soon as possible after the necessary shareholder approvals are obtained.

HOW DO THE NEW ADVISORY AGREEMENTS BEING VOTED ON DIFFER FROM THE CURRENT ADVISORY AGREEMENTS?

The agreements are substantially identical in all material respects except for their execution, effective and termination dates. Most importantly, the fees paid to Countrywide Investments remain exactly the same as they are currently.

WHY IS THE COMPOSITION OF THE BOARD CHANGING?

It is commonplace in an acquisition such as this to have the acquirer recommend a majority of the Trustees. The current Board wholeheartedly supports the new composition of the Board and voted unanimously to nominate the new Trustees for election by the shareholders.

WHY DO MOST OF THE NOMINEES FOR ELECTION BY THE BOARD NOT OWN SHARES OF THE COUNTRYWIDE FUNDS?

We think it is a good policy for Trustees to own shares of the Funds for which they serve. The three current Board members who are standing for election own shares of the Countrywide Funds. The six individuals who will be new to the Board do not currently own any shares but we anticipate that they will want to do so after the election.

IS IT REALLY IMPORTANT FOR ME TO RETURN MY BALLOT?

Regardless of the number of shares you own, it is important that they are represented and voted. If a quorum (50% of the shares of each Fund) cannot be obtained for the meeting, it will cause us to have to incur additional costs in soliciting votes. You can also vote by telephone. You can be transferred right now if you wish. (1-888-221-0697). Please have the 14-digit Control Number found on your proxy card ready.

IF I ATTEND THE MEETING IN PERSON, HOW LONG WILL IT LAST?

If you attend the meeting, we encourage you to come early as the meeting will start promptly at 10:00 a.m. We do not expect the meeting to take longer than thirty minutes. Even if you plan to attend, we encourage you to vote by proxy prior to the meeting. You may always decide to change your vote at the meeting or prior to the meeting.

October 1, 1999

Dear Financial Professional:

We have previously informed you of a recent development involving Countrywide Investments, Inc. ("CII") and its parent company, Countrywide Financial Services, Inc. ("CFS"). On August 24, 1999, Fort Washington Investment Advisors, Inc. ("FWIA") entered into an agreement to buy all of the stock of CFS from Countrywide Credit Industries, Inc., its parent company.

Your clients who are shareholders of Countrywide Tax-Free Trust, Countrywide Strategic Trust and/or Countrywide Investment Trust were mailed a Notice to Shareholders of a Special Meeting and Proxy Statement and Card. We encourage your clients to vote by signing and dating their proxy and returning it promptly in the accompanying envelope whether or not they expect to be present at the meeting. They also can vote by phone by following the instructions on the proxy. If your clients attend the meeting, they may revoke their proxy and vote their shares in person. Every vote is important.

The meeting will be held in the 10th Floor Conference Center at 312 Walnut Street, Cincinnati, Ohio 45202 on Wednesday, October 27, 1999 at 10:00 a.m. Eastern Time. Your clients are being asked to consider and vote on the following matters:

1. Approval of new management agreements with CII to become effective upon the closing of the proposed acquisition of CFS by FWIA.

2. For the Countrywide Strategic Trust/Growth/Value and Aggressive Growth Funds, approval of new subadvisory agreements with Mastrapasqua & Associates, Inc., to become effective upon the closing of the proposed acquisition of CFS by FWIA.

3. Election of nine trustees to serve until their successors are duly elected and qualified.

4. Ratification of the selection of Arthur Andersen LLP as the Funds' independent public accountants.

We view this transaction as positive for a number of reasons. As a local company, FWIA is well acquainted with the business community in which CFS operates. FWIA and its affiliates will provide CFS with access to their extensive resources. Moreover, it is anticipated that there will be no material change in the investment strategies we employ or investment professionals assigned to the Funds.

If you would like to receive a copy of the Proxy Statement, please call us at 1-800-613-3848.

Thank you for your continued confidence in Countrywide Investments, Inc.

Sincerely,

Robert H. Leshner
President